Exhibit 1.01

CONFLICT MINERALS REPORT
for the Calendar Year Ended December 31, 2017
Date: May 31, 2018
Introduction
EnerSys (the “Company,” “we,” or “us”) is the world’s largest manufacturer, marketer and distributor of industrial batteries. We also manufacture, market and distribute products such as battery chargers, power equipment, battery accessories and outdoor cabinet enclosures. Additionally, we provide related aftermarket and customer-support services for our products. Principally, we are a downstream supplier of battery-related products to customers who have energy storage needs. We market our products globally to over 10,000 customers in more than 100 countries through a network of distributors, independent representatives and our internal sales force. Our business is highly decentralized with manufacturing locations throughout the world. More than half of our manufacturing capacity is located outside the United States, and approximately 50% of our net sales were generated outside the United States. More specifically, we currently have significant manufacturing and/or distribution facilities outside of the United States, in Argentina, Australia, Belgium, Brazil, Bulgaria, Canada, the Czech Republic, France, Germany, India, Italy, Malaysia, Mexico, the People’s Republic of China, Poland, Spain, Switzerland, Tunisia and the United Kingdom.
The Securities and Exchange Commission (the “SEC”) issued final rules (the “Conflict Minerals Rules”) to implement Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which requires companies that file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including EnerSys, to provide disclosures about conflict minerals that are “necessary to the functionality or production of a product manufactured by the company.” “Conflict Minerals”, for purposes of these Conflict Minerals Rules, are defined by the SEC to be gold, columbite-tantalite (or coltan, as it is also called), cassiterite, and wolframite, including their derivatives, which are limited to, by the SEC’s rule, tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of Congo or adjoining countries, called the Covered Countries.
These Conflict Minerals Rules require companies like us to undertake a three-step process. First, we need to determine if these rules apply to us by determining if Conflict Minerals are necessary to the functionality or production of products that we manufacture or contract to be manufactured. Second, if the rules apply, we are required to conduct a reasonable country of origin inquiry to determine if the Conflict Minerals in our supply chain during the calendar year ended December 31, 2017 originated from the Covered Countries. Third, if we are unable to draw a conclusion from our reasonable country of origin inquiry, we are required to exercise due diligence on the Conflict Minerals’ source and chain of custody and to prepare a more detailed Conflict Minerals Report.
Determination of Applicability of Conflict Minerals Rules
We have determined that (a) tin (the “Battery Conflict Mineral”) is necessary to the functionality or production of our lead-acid batteries and (b) gold, tantalum and tin (the “Electronics Conflict Minerals,” and together with Battery Conflict Mineral, the “Subject Minerals”) are generic electronic components, for circuit boards, resistors, capacitors, and transformers, which we use in our battery chargers and accordingly are necessary to the functionality or production of our battery chargers.
Reasonable Country of Origin Inquiry
Pursuant to the Conflict Minerals Rules, we conducted a good faith inquiry regarding the country of origin of the Subject Minerals used in connection with our products. As part of our inquiry, we continue to monitor smelters previously reported to, or identified by, us as well as those newly identified as part of our inquiry. In addition, based on the information we receive through the Conflict Free Smelter Program, an independent third-party audit program, of the Conflict-Free Sourcing Initiative (“CFSI”) and the report from the U.S. Department of Commerce on Conflict Minerals processing facilities, as well as our review of publicly available information about identified smelters, we have identified the country of origin information of the Subject Minerals contained in our products, excluding recycled and scrap sources. We believe that this inquiry was reasonably designed to determine whether any of such minerals originated in the Covered Countries or are from recycled or scrap sources. Based upon the inquiry undertaken, we were unable to conclude that the Subject Minerals did not originate in the Covered Countries or that the Subject Minerals are solely from scrap or recycled sources. Accordingly, as required by the Conflict Minerals Rules, because we were unable to conclude the country of origin of the Subject Minerals, we must exercise due diligence on their source and chain of custody.
Due Diligence
We designed our due diligence measures to conform to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition), including the related supplements on tantalum, tin, tungsten, and gold (collectively, the “OECD Framework”). Consistent with the OECD Framework, we undertook a risk-based approach based upon our position in the supply chain for both the Battery Conflict Mineral and the Electronic Conflict Minerals.
As part of our due diligence, we have formed a cross-functional compliance team, involving our internal audit, information technology, legal and purchasing departments, to support our Vice President of Global Procurement, who is responsible for all sourcing decisions. We developed a proprietary electronic platform to solicit and collect supply chain information from our suppliers and vendors that was based, in part, on templates developed by Electronics Industry Citizenship Coalition, Inc. and Global e-Sustainability Initiative. We also conducted interviews with suppliers and vendors and, as part of our normal course of business, conducted on-site due diligence. Responses were reviewed by our compliance team as well as screened by our internal audit department. As part of the process, any red flags identified were brought to the immediate attention of our Vice President of Global Procurement for remedial action. All of our suppliers and vendors are required to comply with our Social Responsibility Disclosure Statement, which covers Conflict Minerals from the Covered Countries, and our purchasing department reviewed supplier and vendor compliance with the same. Our purchasing department continues to incorporate compliance with the Conflict Minerals Rules into its purchase orders and supply agreements. We believe that, as a result, we were able to identify and assess risk in our supply chain based on a number of factors, including, but not limited to, annual spend and geographic location.
With respect to our Battery Conflict Mineral, most suppliers indicated that such tin originated from scrap or recycled sources. For suppliers that provided smelter information, all such smelters had been certified by the CFSI as “conflict-free” and continue to participate in CFSI’s Conflict-Free Smelter Program. Additionally, in order to further improve the due diligence of our Battery Conflict Mineral, we intend to continue, among other things:

•	to monitor the sourcing of our supply chain through roll-out of purchase order terms, supplier and employee education, and on-site visits and audits;

•	to ensure that our suppliers use tin from either scrap or recycled sources or from smelters participating in a program such as CFSI’s program to obtain a “conflict-free” designation; and

•	to increase the response rate of suppliers and any identified smelters.
As a result of our due diligence efforts, with respect to the Electronics Conflict Minerals used, many of our electronics component suppliers were unable to assist us in tracing those relevant component parts to their original manufacturer or processor. Based upon the information we received and the due diligence we undertook, we note that we did not receive any information that led us to believe that such Electronics Conflict Minerals originated from the Covered Countries. Many of the key electronics distributors have provided statements that they support the initiatives and are seeking all their suppliers to be “conflict-free”. In order to further improve the due diligence of our Electronics Conflict Minerals, we are, among other things:

•	improving our supplier communication program involving our purchasing department;

•	requiring additional training for our suppliers and employees;

•	auditing key high risk suppliers, including more on-site visits;

•	requesting smelters identified as a result of our due diligence to participate in a program such as CFSI’s program to obtain a “conflict-free” designation;

•	considering requiring non-conflict minerals be used in the electronic circuit boards used in our battery chargers;

•	participating in CFSI’s conflict-free supplier programs;

•	participating in the CFSI’s Global Smelter Engagement team to actively encourage suppliers to join the CFSI program; and

•	endeavoring to increase the response rate of suppliers.
Product Description
The relevant products covered by this Report are:
Lead-Acid Batteries. Our lead-acid batteries are used as energy storage solutions for:

•
reserve power products, which are used for backup power for the continuous operation of critical applications in telecommunications systems, uninterruptible power systems, or “UPS” applications for computer and computer-controlled systems, and other specialty power applications, including medical and security systems, premium starting, lighting and ignition applications, in switchgear, electrical control systems used in electric utilities, large-scale energy storage, energy pipelines, in commercial aircraft, satellites, military aircraft, submarines, ships and tactical vehicles; and

•
motive power products, which are used to provide power for electric industrial forklifts used in manufacturing, warehousing and other material handling applications, as well as mining equipment, diesel locomotive starting and other rail equipment.

All smelters identified as processing our Battery Conflict Mineral received a “conflict-free” designation from CFSI and continue to participate in its “conflict-free” smelter program.
Battery Chargers. Our battery chargers are used with both reserve power products and motive power products, as each are described above. As a downstream consumer of electronics components and due in large part to the complexity of the electronics supply chain, our suppliers were unable to provide us with information to enable us to identify the source, whether recycled or scrap, of, or facilities that process, the Electronics Conflict Minerals that are present in the electronic circuit boards we use for our battery chargers. Accordingly, we cannot identify the country of origin of such Electronics Conflict Minerals.
Enclosures. Our thermally managed cabinets and enclosures for electronic equipment and batteries are used with reserve power products as described above. As a downstream consumer of electronics components and due in large part to the complexity of the electronics supply chain, our suppliers were unable to provide us with information to enable us to identify the source, whether recycled or scrap, of, or facilities that process, the Electronics Conflict Minerals that are present in the electronic circuit boards we use for our enclosures. Accordingly, we cannot identify the country of origin of such Electronics Conflict Minerals.
Determination
Based on the information obtained during our due diligence through December 31, 2017, we believe that the facilities that may have been used to process the Subject Minerals in our lead-acid batteries and battery chargers include the smelters listed in Annex I.
Based on these due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Subject Minerals in our products or whether the Subject Minerals in our products are from recycled or scrap sources. However, based on the information obtained during our due diligence, we believe that the countries of origin of the Subject Minerals contained in our products include the countries listed in Annex II attached, as well as recycled and scrap sources.
As permitted by the Conflict Minerals Rules, because we were unable to determine the countries of origin of the Subject Minerals, this report is not required to be audited.
We have provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers or smelters to comply with our requests or due diligence may affect our future determinations under Rule 13p-1 promulgated under the Exchange Act.
Annex I
Process Facilities
as of December 31, 2017

Subject Metal	Facility Name of Smelter or Refiner	Country location of Smelter
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Tantalum	Asaka Riken Co., Ltd.	Japan
Tungsten	Kennametal Huntsville	United States of America
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Gold	Chimet S.p.A.	Italy
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tin	Alpha	United States of America
Tin	CV Gita Pesona	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	CV United Smelting	Indonesia
Gold	Daejin Indus Co., Ltd.	Republic of Korea
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Tin	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Tin	EM Vinto	Bolivia (Plurinational State Of)
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tin	Fenix Metals	Poland
Gold	OJSC Novosibirsk Refinery	Russian Federation
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Gold	HeeSung Metal Ltd.	Republic of Korea
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asahi Refining Canada Ltd.	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Gold	Kazzinc	Kazakhstan
Tungsten	Kennametal Fallon	United States of America
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Tin	China Tin Group Co., Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Tin	Metallic Resources, Inc.	United States of America
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tin	Mineracao Taboca S.A.	Brazil
Tantalum	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Gold	Mitsubishi Materials Corporation	Japan
Tin	Mitsubishi Materials Corporation	Japan
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	NPM Silmet AS	Estonia
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Tin	Jiangxi New Nanshan Technology Ltd.	China
Gold	Nihon Material Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State Of)
Gold	PAMP S.A.	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Gold	PX Precinox S.A.	Switzerland
Tantalum	QuantumClean	United States of America
Gold	Rand Refinery (Pty) Ltd.	South Africa
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Gold	Royal Canadian Mint	Canada
Tin	Rui Da Hung	Taiwan, Province of China
Gold	Samduck Precious Metals	Republic of Korea
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Tin	Soft Metais Ltda.	Brazil
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Tantalum	Taki Chemical Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tantalum	Telex Metals	United States of America
Tin	Thaisarco	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Torecom	Republic of Korea
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	SAFINA A.S.	Czech Republic
Gold	Umicore Precious Metals Thailand	Thailand
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tin	CV Venus Inti Perkasa	Indonesia
Gold	Geib Refining Corporation	United States of America
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tin	Melt Metais e Ligas S.A.	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tantalum	D Block Metals, LLC	United States of America
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Republic Metals Corporation	United States of America
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT Inti Stania Prima	Indonesia
Tantalum	KEMET Blue Metals	Mexico
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Global Advanced Metals Aizu	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Tantalum	KEMET Blue Powder	United States of America
Tin	CV Ayi Jaya	Indonesia
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Gold	T.C.A S.p.A	Italy
Tungsten	Niagara Refining LLC	United States of America
Tin	CV Dua Sekawan	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Gold	Korea Zinc Co., Ltd.	Republic of Korea
Gold	Marsam Metals	Brazil
Tungsten	Hydrometallurg, JSC	Russian Federation
Tin	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tungsten	Unecha Refractory metals plant	Russian Federation
Gold	SAAMP	France
Gold	Italpreziosi	Italy
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	PT Bangka Prima Tin	Indonesia
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tin	PT Sukses Inti Makmur	Indonesia
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tin	PT Kijang Jaya Mandiri	Indonesia
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	ACL Metais Eireli	Brazil
Tin	PT Menara Cipta Mulia	Indonesia
Tantalum	Jiangxi Tuohong New Raw Material	China
Tungsten	Woltech Korea Co., Ltd.	Republic of Korea
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tungsten	Moliren Ltd.	Russian Federation
Tantalum	Power Resources Ltd.	The Former Yugoslav Republic of Macedonia
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Gold	AU Traders and Refiners	South Africa
Tin	Gejiu Jinye Mineral Company	China
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Safimet S.p.A	Italy
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

Note: Smelter and refiner facility names originate from information provided by CFSI.

Annex II
Countries of Origin

Andorra	Netherlands
Australia	New Zealand
Austria	Peru
Belgium	Philippines
Bolivia	Poland
Brazil	Republic of Korea
Canada	Russian Federation
Chile	Saudi Arabia
China	Singapore
Czech Republic	South Africa
Estonia	Spain
France	Sudan
Germany	Sweden
India	Switzerland
Indonesia	Taiwan, Province of China
Italy	Thailand
Japan	Turkey
Kazakhstan	Uganda*
Kyrgyzstan	United Arab Emirates
Lithuania	United States of America
Macedonia	Uzbekistan
Malaysia	Vietnam
Mexico	Zambia*
Myanmar	Zimbabwe

*     An adjoining country to the Democratic Republic of Congo.